UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607

(Address of principal executive offices, including Zip Code)

(855) 862-0436

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2015, the Board of Directors (the “Board”) of 1347 Property Insurance Holdings, Inc. (the “Company”) appointed Joshua S. Horowitz to the Board as a Class I director. Mr. Horowitz was appointed to serve on the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee of the Board. Hassan R. Baqar, a Class I director who has served on the Board since October 2012, will not be standing for re-election at the 2015 Annual Meeting of Stockholders.

Since July 2014, Mr. Horowitz has served as a member of the Board of Directors of 1347 Capital Corporation, a publicly-held company formed for the purpose of entering into a business combination with a company operating in the insurance industry (NASDAQ: TFSC). Since January 2012, Mr. Horowitz has served as a managing director of Palm Ventures LLC, a private investment firm where he focuses on investments in the public markets and helps oversee the Palm Global Small Cap Master Fund. From October 2011 to December 2011, Mr. Horowitz worked as an independent consultant. From September 2010 to September 2011, Mr. Horowitz served as Director of Research of Inverlochy Capital, a value focused asset management firm that offers accounts to private and institutional clients. From April 2009 to April 2010, Mr. Horowitz served as managing director of Sapinda GmbH, a private investment holding company. From March 2004 to October 2008, Mr. Horowitz served as Director of Research for Berggruen Holdings, Inc., a family office with over $2 billion in assets under management globally. In these positions, Mr. Horowitz has analyzed and managed investments in a number of public and private companies, with a strong emphasis on insurance and financial firms. Hr. Horowitz is a director of Lincoln General Insurance Company, a private insurance company, and Democracy at Work, a 501(c)(3) non-profit organization. Mr. Horowitz obtained a Bachelor of Science degree in Management from Binghamton University and also studied at the School of Management at the University of Bath in the United Kingdom. In March 2015, Mr. Horowitz successfully completed the Business of Insurance Certificate Program at St. John’s University.

As a director of the Company, Mr. Horowitz will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices. Under the non-employee director compensation program, non-employee directors will receive fees of $50,000 annually.

There are no arrangements or understandings between Mr. Horowitz and any other persons pursuant to which he was elected as a director. There are no transactions between Mr. Horowitz and the Company that would require disclosure under Item 404(a) or Regulation S-K.

Attached as Exhibit 99.1 is a copy of the press release relating to the appointment of Mr. Horowitz to the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2015

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.	Press release dated April 17, 2015.